Exhibit 10.17

First Amendment to Amended and Restated Employment Agreement

This First Amendment to Amended and Restated Employment Agreement (this “First Amendment”) is entered into as of this 29th day of October 2018 and is effective as of May 1, 2018, by and between Hilla Eisenberg, an individual residing in Haifa, Israel (the “Executive”), and ORAMED Ltd., a company incorporated under the laws of the State of Israel, with an address at Hi-Tech Park 2/4 Givat Ram, Jerusalem, Israel 91390 (the “Company”).

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement, dated as of July 20, 2017 (the “Original Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Original Agreement to increase the Executive’s salary.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.1(a) - Salary of the Original Agreement, the following paragraph is hereby added:

As of May 1, 2018, the Executive shall be entitled to a gross monthly salary of NIS 35,700 (the “Salary”).

2. Except for the changes and/or additions stated herein, all the other terms of the Original Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this First Amendment and the provisions of the Original Agreement, the provisions of this First Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Original Agreement shall be deemed to be the Original Agreement as amended by this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Amended and Restated Employment Agreement as of October 29, 2018.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Hilla Eisenberg
Hilla Eisenberg